UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 5, 2012

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama
(State or other jurisdiction of incorporation)

0-15423	63-0909434
(Commission File Number)	(IRS Employer Identification No.)

107 St. Francis Street, Mobile, Alabama	36602
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (251) 431-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2012, BancTrust Financial Group, Inc., an Alabama corporation (“BancTrust”), and Trustmark Corporation, a Mississippi corporation (“Trustmark”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of May 28, 2012, by and between BancTrust and Trustmark.  Pursuant to the Amendment, the parties agreed to (1) close the merger of BancTrust with and into Trustmark on the later to occur of (a) the fifth business day following satisfaction or waiver (subject to applicable law) of the last to occur of the closing conditions (other than those conditions that by their nature are to be satisfied or waived at the closing), and (b) January 25, 2013, and (2) extend the outside closing date from December 31, 2012 to February 28, 2013.  A copy of the Amendment is attached hereto as Exhibit 2.1 and incorporated herein by reference. The description of the Amendment as set forth herein is qualified in its entirety by reference to the full text of the Amendment.

Item 8.01	Other Events.

On October 9, 2012, BancTrust and Trustmark issued a joint press release announcing the Amendment described above.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

2.1	Amendment No. 1, dated October 5, 2012, to the Agreement and Plan of Reorganization, dated as of May 28, 2012, by and between Trustmark Corporation and BancTrust Financial Group, Inc.
99.1	Press Release dated October 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
(Registrant)

DATE:	October 9, 2012	By:	/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Amendment No. 1, dated October 5, 2012, to the Agreement and Plan of Reorganization, dated as of May 28, 2012, by and between Trustmark Corporation and BancTrust Financial Group, Inc.
99.1	Press Release dated October 9, 2012.